UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

SPIRE GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39493	85-1276957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive Suite 1100
Vienna, Virginia		22182
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (202) 301-5127

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	SPIR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in the Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2025, on March 31, 2025, Spire Global, Inc. (the “Company”) inappropriately filed its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) prior to the completion of the audit by its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). PwC did not provide approval to include the audit report with respect to the year ended December 31, 2024 in the Annual Report and did not consent to the incorporation by reference of such audit report in certain registration statements. In addition, the version of the audit report included in the Annual Report, which PwC did not sign, omitted a paragraph disclosing substantial doubt about the Company’s ability to continue as a going concern.

On March 31, 2025, immediately after the Company filed the Annual Report, PwC notified the Company that, as PwC had communicated to the Company before it filed the Annual Report, it had not yet completed the required audit procedures necessary to complete the audit. Therefore, PwC had not provided its approval to include the audit report in the Annual Report and had not consented to the incorporation by reference of such audit report in certain registration statements, as described in the above paragraph. Subsequently, on April 3, 2025, the audit committee of the board of directors of the Company (the “Board”) formally concluded that the Company’s consolidated unaudited financial statements as of and for the fiscal years ended December 31, 2024 and 2023 included in the Annual Report should not be relied upon because of all of the deficiencies identified above.

Any previously filed reports, earnings releases or other communications describing the Company's consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, including the Company’s earnings release announcing its financial results for the quarter and year ended December 31, 2024, which inappropriately included the word “audited” over the financial statement information, should not be relied upon. As a result, the Company intends to file an Annual Report on Form 10-K/A for the year ended December 31, 2024 (the “Amendment”) to correct these deficiencies as soon as practicable. The Company also reevaluated the effectiveness of its disclosure controls and procedures and identified a material weakness in its disclosure controls and procedures. Specifically, subsequent to the Annual Report, the Company’s principal executive officer and principal financial officer concluded that, in addition to the previously disclosed material weaknesses in internal control over financial reporting, the Company’s disclosure controls and procedures were not effective as of December 31, 2024 because the Company did not design and maintain effective policies and procedures related to the communication between the finance and accounting teams regarding the status of the review and approval of documents to be filed with the SEC.

The audit committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with PwC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on March 24, 2025 (the “CFO Form 8-K”), on March 18, 2025, the Board approved, effective on April 1, 2025, (i) the removal of Thomas Krywe as interim Chief Financial Officer, principal financial officer and principal accounting officer of the Company and (ii) the appointment of Alison Engel as Chief Financial Officer, principal financial officer and principal accounting officer of the Company. As a result of the matters described under Item 4.02 herein, on March 31, 2025, the Board delayed the effectiveness of this transition to the business day following the filing of the Amendment (the “Effective Date”). In addition, the compensation committee of the Board delayed the grant date of Ms. Engel’s award of 150,000 restricted stock units to the Effective Date. No other changes have been made to Ms. Engel’s compensation arrangements as disclosed in the CFO Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This filing contains forward-looking statements, including information about the anticipated filing of the Amendment, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of the Company to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents the Company files with the SEC, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this filing are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPIRE GLOBAL, INC.

Date:	April 3, 2025	By:	/s/ Thomas Krywe
		Name: Title:	Thomas Krywe Interim Chief Financial Officer Principal Financial and Accounting Officer